                                                            Exhibit 14(b)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration
Statement of Waddell & Reed Advisors Funds, Inc. on Form N-14 of our
report dated February 7, 2003 appearing in the Annual Report to
Shareholders of Ivy Cundill Global Value Fund, Ivy Developing Markets
Fund, Ivy European Opportunities Fund, Ivy Global Fund, Ivy Global
Natural Resources Fund, Ivy Global Science & Technology Fund, Ivy
International Fund, Ivy International Small Companies Fund, Ivy
International Value Fund, Ivy Pacific Opportunities Fund, Ivy Growth
Fund, Ivy US Blue Chip Fund, Ivy US Emerging Growth Fund, Ivy Bond Fund
and Ivy Money Market Fund, comprising Ivy Fund for the fiscal year ended
December 31, 2002, which is also incorporated by reference in the
Statement of Additional Information, which is part of such Registration
Statement. We also consent to the reference to us under the caption
"Other Service Providers for the WRA Fund and the Acquired Fund" in the
Combined Prospectus and Proxy Statement, which is also part of such
Registration Statement.

/s/ Deloitte & Touche LLP

Kansas City, Missouri
March 13, 2003